Exhibit 99.1

HepaLife™ Acquires Liver Support Technology, Tested in America’s Largest-Ever Human Clinical Trial for Bioartificial Liver Assist Devices

HepaLife bolsters development and strengthens its IP portfolio through acquisition of bioartificial liver technology: clinically evaluated in over 170 human patients, with 12 additional patents and licenses, and FDA’s ‘orphan drug’ and ‘fast-track’ designation.

Boston, MA - October 7, 2008 - HepaLife Technologies, Inc. (OTCBB: HPLF) (FWB: HL1) (WKN: 500625), developers of the first-of-its-kind bioartificial liver device intended for the treatment of human liver failure, announced that the Company has acquired a liver support technology formerly known as “HepatAssist”, along with numerous related patents, licenses, clinical protocols, and important fast-track and orphan drug designations by the United States Food and Drug Administration (FDA).

“The complexion of our Company has changed dramatically as a result of this acquisition, and the prospects for substantially cutting our time-to-market for a commercial bioartificial liver device have become very real,” stated Mr. Frank Menzler, President, CEO and Chairman of HepaLife Technologies, Inc. “This move significantly improves our market position, and marks a very important milestone in the research and development of our bioartificial liver.”

In ongoing efforts to enhance and strengthen its patented PICM-19 porcine liver cell line-supported bioartificial liver technology, HepaLife has purchased certain assets of Waltham, MA-based Arbios Systems, Inc., relating to the company’s pig cell-reliant liver device technology, HepatAssist. HepatAssist was evaluated in the largest-ever phase II/III clinical study (prospective randomized trial involving over 170 patients) to test safety and efficacy of a bioartificial liver assist device, with the resultant clinical data published in 2004.

Among the assets acquired by HepaLife, included are: over 12 patents and patent licenses; miscellaneous equipment; FDA Investigative New Drug Application, including important orphan drug and fast track designation; Phase I and Phase II/III clinical protocols; clinical data from human patient trials; and standard operating procedures for manufacturing and quality control.

The purchase price of the acquired assets consisted of cash and warrants to purchase shares of the Company’s common stock.

As a result of the successful acquisition of the HepatAssist technology, HepaLife also announced today plans to deploy an enhanced product development program, and immediate re-organization of the Company’s bioartificial liver device development activities. The Company has notified the U.S. Department of Agriculture, Agricultural Research Service (USDA, ARS) that it has elected to terminate the Cooperative Research and Development Agreement (the “CRADA”) between the Company and the USDA, ARS effective November 30, 2008.

The exclusive license agreement for the PICM-19 liver cell line with the USDA, ARS for the use of patented liver cell lines in artificial liver devices and in-vitro toxicological testing platforms remains in force and effect.  Last month, HepaLife announced expansion of this license, allowing for the additional use of PICM-19 cells as an in-vitro infection host system for viral and protozoan agents such as malaria.

Please see press release from October 1, 2008.
(http://www.hepalife.com/press_releases/20081001.html.php).

The Company also announced the appointment of Mr. Frank J. Fabio as HepaLife’s Chief Financial Officer.  Mr. Fabio received a BBA in Accounting from Pace University in June 1973, and has been a Certified Public Accountant since 1976.  Mr. Fabio earned his MS in Taxation from Long Island University in June 1989, and was employed by Ernst & Ernst from 1973 to 1980.  Since 1980, Mr. Fabio has maintained a private accountancy practice in New York.

ABOUT HEPALIFE TECHNOLOGIES, INC.

Based in Boston, Massachusetts, HepaLife Technologies, Inc. (OTCBB: HPLF - News) (FWB: HL1) (WKN: 500625) is a developer of cell-based medical technologies addressing prevalent human health concerns.

Any statements contained in this press release regarding our ongoing research and development and the results attained by us to-date have not been evaluated by the Food and Drug Administration.

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Legal Notice Regarding Forward-Looking Statements
No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. We currently have no commercial products intended to diagnose, treat, prevent or cure any disease. The statements contained in this press release regarding our ongoing research and development and the results attained by us to-date have not been evaluated by the Food and Drug Administration. There can be no assurance that further research and development, and /or whether clinical trial results, if any, will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that HepaLife will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov. The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.